================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 31, 1997


                           Commission File No. 1-9396


                            CAPITAL TITLE GROUP, INC.
                            -------------------------
                 (Name of Small Business Issuer in its charter)


            DELAWARE                                       87-0399785
            --------                                       ----------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)


4808 N. 22ND STREET, PHOENIX, ARIZONA                        85016
-------------------------------------                        -----
(Address of principal executive offices)                  (Zip Code)

                    Issuer's telephone number: (602) 954-0022


================================================================================

ITEM 4 CHANGES IN REGISTRANT'S CERTIFIED ACCOUNTANTS

         The principal accountant for fiscal year 1997 have not yet been selected by the Board of Directors for approval by the shareholders. Semple and Cooper, L.L.P. ("Semple and Cooper"), the accountants for fiscal year 1996, resigned on March 31, 1997, and the Company is currently in the process of interviewing various accounting firms and shall select one upon completion of the interview process.

         The company believes there were no disagreements with Semple and Cooper within the meaning of Item 304 of Regulation S-B on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures in connection with the audits of the Company's financial statements for the fiscal years ended October 31, 1996 and 1995 or for any subsequent interim period which if not resolved to their satisfaction would have caused Semple and Cooper to issue an adverse opinion or a disclaimer of opinion, and neither report contained an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

         A letter of Semple and Cooper addressed to the Securities and Exchange Commission is included as Exhibit 16 to this 8-K. Such letter states that such firm agrees with the statements made by the Company in this Item 4.

         The Company has not authorized Semple and Cooper to respond to any inquires from any new auditors nor has the Company's Board of Directors approved a change in auditors because a predecessor accounting firm has not been selected at this time.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act or 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Capital Title Group, Inc.

By: /s/ Michael J. Benjamin
   ------------------------------
Name: Michael J. Benjamin
     ----------------------------
Title: Vice President, Controller
      ---------------------------





                                       3